EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S8 (Nos. 333-160520, 333-117667, 333-117666, 333-106746, 333-98067, 333-68712, 333-40924, 333-86903, 333-16381, 333-138584, and 333-184564, Form S-8 POS (No. 033-94510), Form S-3 (No. 333-91127) and form S-3/A (Nos. 333-46441 and 333-59295) of Steven Madden, Ltd, and subsidiaries (the "Company") of our report dated February 26, 2016, on our audits of the consolidated balance sheets of the Company as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of Steven Madden, Ltd.'s internal control over financial reporting as of December 31, 2015, which report is included in this Annual Report on Form 10-K of the Company.

/S/EisnerAmper LLP
New York, New York
February 26, 2016